                                                                     Exhibit 5.1


                                 [SASM&F Letterhead]


                              December 17, 1998


Radio Unica Corp.
8400 N.W. 52nd Street
Suite 101
Miami, Florida  33166



               Re:  Radio Unica Corp. Registration
                    Statement on Form S-4 (File No.
                    333-61211)
                    -------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Radio Unica Corp., a Delaware corporation (the "Company"), and each of the Company's wholly-owned subsidiaries set forth in Schedule A hereto (the "Guarantors"), in connection with the public offering by the Company of $158,088,000 aggregate principal amount at maturity of the Company's 11 3/4% Senior Discount Notes Series B due 2006 (the "Notes"), which are to be fully and unconditionally guaranteed on a senior unsecured basis pursuant to the guarantees (the "Guarantees") by each of the Guarantors. The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount at maturity of the issued and outstanding 11 3/4% Senior Discount Notes due 2006 of the Company (the "Old Notes") under the Indenture, dated as of July 27, 1998, as supplemented as of September 11, 1998 (the "Indenture"), by and among the Company, the Guarantors named therein and Wilmington Trust Company, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of July 22, 1998 (the "Registration Rights Agreement"), by and among the Company, the Guaran-tors party thereto, CIBC Oppenheimer Corp. and Bear, Stearns & Co. Inc.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 33-61211) as filed with the Securities and Exchange Commission (the "Commission") on August 11, 1998 under the Act, Amendment No. 1 thereto as filed with the Commission on September 4, 1998, Amendment No. 2 thereto filed with the Commission on October 20, 1998, Amendment No. 3 thereto filed with the Commission on November 25, 1998 and Amendment No. 4 thereto filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) specimens of the certificates representing the Notes and the Guarantees included as exhibits to the Indenture; (v) the Certificate of Incorporation of the Company and each of the Guarantors (other than Sales (as hereinafter defined)), as in effect on the date hereof; (vi) the By-Laws of the Company and each of the Guarantors (other than Sales), as in effect on the date hereof;(vii) certain resolutions adopted by the Board of Directors of the Company and each of the Guarantors (other than Sales) relating to the Exchange Offer, the issuance of the Old Notes and the Notes, the Indenture, the Guarantees, and related matters; and (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the origi-nals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company or the Guarantors, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

          Members of our firm are admitted to the bar in the States of California, New York and Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

          In rendering the opinion set forth below with respect to Radio Unica Sales Corp., a Florida corporation ("Sales"), we have relied solely upon the opinion of Baker & Hostetler LLP, a copy of which is attached hereto, and our opinion is rendered subject to the assumptions and qualifications set forth therein.

          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture is qualified under the Trust Indenture Act of 1939, as amended; (ii) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer; and (iii) the Guarantees by each of the Guarantors have been duly executed by the respective Guarantors and have been delivered upon consummation of the Exchange Offer in accordance with the terms of the Exchange Offer, the Notes and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

               /s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE A
----------

     Oro Spanish Broadcasting, Inc.
     Radio Unica of San Francisco, Inc.
     Radio Unica of San Francisco License Corp.
     Radio Unica of Miami, Inc.
     Radio Unica of Miami License Corp.
     Radio Unica of Los Angeles, Inc.
     Radio Unica of Los Angeles License Corp.
     Radio Unica of San Antonio, Inc.
     Radio Unica Network, Inc.
     Radio Unica Sales Corp.
     Blaya, Inc.
     Radio Unica of Houston License Corp.

                          [BAKER & HOSTETLER LLP LETTERHEAD]



                    December 17, 1998




Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, New York 10022

          Re: Radio Unica Corp. $158,088,000 Aggregate Principal Amount 11 3/4% Senior Discount Notes Due 2006

Ladies and Gentlemen:

          We have acted as special counsel in the State of Florida to Radio Unica Sales Corp., a Florida corporation (the "Corporation"), and a wholly-owned subsidiary of Radio Unica Corp., a Delaware corporation (the "Parent"), in connection with the guarantee (the "Guarantee") by the Corporation of the Parent's obligations relating to the Parent's $158,088,000 aggregate principal amount at maturity of 11 3/4% Senior Discount Notes Series B Due 2006 (the "Notes"), which Notes are to be issued pursuant to an Exchange Offer (the "Exchange Offer") in exchange for a like principal amount at maturity of the issued and outstanding 11 3/4% Senior Discount Notes Series B Due 2006 of the Parent under the Indenture, dated as of July 27, 1998, as supplemented as of September 11, 1998, by and among the Parent, the Corporation, other wholly-owned subsidiaries of the Parent named therein (the "Other Guarantors"), and Wilmington Trust Company, as Trustee, as contemplated by the Registration Rights Agreement, dated as of July 22, 1998, by and among the Parent, the Corporation, the Other Guarantors party thereto, and each of CIBC Oppenheimer Corp. and Bear Stearns & Co. Inc.

     In such capacity, we have reviewed the following documents:

     (a) the form of the Notes and a specimen certificate thereof, and the form of Guarantee of the Corporation thereof;

     (b) the Articles of Incorporation of the Corporation, as currently in effect;

     (c)  the By-laws of the Corporation, as currently in effect;

     (d)  certain resolutions of the Board of Directors of the Corporation;

     (e) the Certificate of Good Standing of the Corporation, certified by the Secretary of State of the State of Florida and dated as of December 11, 1998; and

     (f) a certificate executed by an officer of the Corporation, a copy of which is attached as Exhibit A hereto.

          In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions contained herein. We have not been retained or engaged to review, nor have we reviewed, any other documents executed in connection with the above-referenced transaction or otherwise, nor have we performed any independent review or investigation as to the existence of any claims, litigation, actions, suits, proceedings, investigations or inquiries, administrative or judicial, pending or threatened against or relating to the Corporation.

          We are members of the Bar of the State of Florida and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the State of Florida and are expressing no opinion as to the laws of any jurisdiction other than those of the State of Florida and our opinion is so limited.

          Based upon the foregoing and such further investigation as we have deemed necessary, we are of the opinion that: (i) the Corporation is a Florida corporation, in good standing under the laws of the State of Florida; (ii) the Corporation has the corporate power and authority to execute, deliver and perform its obligations as contemplated by the Guarantees; and (iii) the Guarantees of the Corporation endorsed on the Notes, and the execution, delivery and performance of the Guarantees in connection with the Exchange Offer, have been duly authorized by the Corporation.

          The opinions expressed herein are based solely upon our review of the documents specifically referred to herein as having been reviewed by us.

          In reaching the opinions set forth above, we have assumed, and to our knowledge there are no facts inconsistent with, (a) the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the authenticity of and the conformity with the original documents of all documents submitted to us as and represented to us to be certified, photostatic, reproduced, or conformed copies of valid existing agreements or other documents, and (b) the authenticity and accuracy of all the certificates of public officials, governmental agencies and departments and corporate officers and statements of fact, on which we are relying.

          The opinions set forth above are further subject to the following qualifications and limitations:

          A. We express no opinion as to the enforceability of any provision of the Guarantee or any other agreements.

          B. We express no opinion with respect to the regulation or registration of the Guarantees under the securities laws of any jurisdiction.

          C. This opinion is rendered as of December 11, 1998, and does not purport to analyze, evaluate or consider the legal effect of any event, legal or factual, occurring after such date that may alter the validity, effect or contents of this opinion.

          D. We have not reviewed the Registration Statement of Prospectus to which the Notes and the Guarantees relate and therefore express no opinion as to the Registration Statement or Prospectus whatsoever, including, without limitation, the accuracy of any summaries or descriptions as they relate to our opinions expressed herein.

          This letter is provided solely for your benefit and in connection with the transaction described herein; provided, however, that we hereby consent to your reliance on this opinion in connection with the rendering of your opinion which is being filed as an exhibit to the Registration Statement on Form S-4 as to which the Notes and the Guarantees relate, and the inclusion of this opinion as an exhibit to your opinion.

                              Very truly yours,

                              /s/ Baker & Hostetler LLP

                              Baker & Hostetler LLP